SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, For Use of the Commission
      Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|X|   Soliciting Material Under Rule 14a-12

                           Total Research Corporation
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                (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   |X|      No fee required.
   |_|      Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
            0-11.
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                                       .
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   (2)      Aggregate number of securities to which transaction applies:

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   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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   Check box if any part of the fee is  offset as  provided  by  Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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

Additional Information and Where to Find it
In connection with the proposed merger, Harris Interactive and Total Research will file a joint proxy statement/prospectus with the Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/ PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE COMMISSION, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other documents filed by Harris Interactive and Total Research at the Commission's web site at www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained free of charge from Harris Interactive or from Total Research by directing such request to Harris Interactive, Inc., 135 Corporate Woods, Rochester, New York 14623, tel: (716) 272-8400; or to Total Research Corporation, 5 Independence Way, Princeton, New Jersey 08543-5305, tel: (609) 520-9100.

Participants in the Solicitation
Harris Interactive, Total Research and certain of their respective directors, executive officers and other members of their management and employees may be considered to be soliciting proxies from their respective stockholders in favor of the merger. Information concerning persons who may be considered participants in the solicitation of Harris Interactive's stockholders under the rules of the Commission is set forth in the Proxy Statement for the 2000 Annual Meeting of Harris Interactive filed by Harris Interactive with the Commission on September 27, 2000, and information concerning persons who may be considered participants in the solicitation of Total Research's stockholders under the rules of the Commission is set forth in the Proxy Statement for the 2000 Annual Meeting of Total Research filed by Total Research with the Commission on October 27, 2000. Updated information concerning these persons will be available in the joint proxy statement/prospectus.

Forward-Looking Information
The following written communication contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements in the following written communication include statements addressing future financial and operating results and the timing and benefits of the merger.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the successful completion of the merger, including applicable regulatory requirements related to the transaction; governmental approvals for the merger of Harris Interactive and Total Research; failure of the Harris Interactive stockholders to approve the issuance of shares of Harris Interactive common stock to the Total Research stockholders; failure of the Total Research stockholders to adopt the merger agreement; the risk that the businesses of Harris Interactive and Total Research will not be integrated successfully; and other economic, business, competitive and/or regulatory factors affecting Harris Interactive's and Total Research's businesses generally.

Detailed information about factors pertinent to the business of each Harris Interactive and Total Research that could cause actual results to differ is set forth in Harris Interactive's and Total Research's filings with the Securities and Exchange Commission ("Commission") including Harris Interactive's and Total Research's Annual Reports on Form 10-K for the fiscal year ended June 30, 2000 and their most recent Quarterly Reports on Form 10-Q. Harris Interactive and Total Research are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise.

The following written communication was distributed to all of the Total Research Corporation employees via email with respect to Harris Interactive Inc.'s announcement today that its wholly owned subsidiary, Harris Interactive International Inc., acquired Market Research Solutions Limited.


To:         All Employees

From:       Al Angrisani

Date:       August 14, 2001

Re:         Harris Interactive acquires market research firm in the UK

   Attached is a press release and questions and answers relating to today's announcement by Harris Interactive of their acquisition of Market Research Solutions, Ltd. in the UK. Harris Interactive had been in discussions with MRSL for some time and this acquisition increases Harris Interactive's presence in Europe at a critical time as Harris Interactive plans to create a large scale multi-national internet respondent panel in Europe.


   MRSL will help to provide the platform for Harris Interactive to accomplish this, while also bringing to the company strong research abilities and client base. We see this acquisition in the UK as complementary not competitive to Total Research. By working together we should see increased opportunities and resources throughout the UK.


   We will continue to keep you informed on the transition process as it unfolds over the next several weeks and months.

For Immediate Release



Harris Interactive Acquires Market Research Solutions, Ltd. in the UK

        Addition of Full-Service Firm Will Greatly Expand Market Research
                        Capabilities in the UK and Europe

Rochester, NY and Oxford, England, August 14, 2001--Harris Interactive Inc. (Nasdaq: HPOL), a leading US Internet-based market research and consulting firm, today announced its acquisition of Market Research Solutions Limited (MRSL), a privately owned UK company, headquartered in Oxford, England.

Cash-and-Stock Deal Adds Employees and $8.5 Million in Revenue

The part cash and part HPOL stock deal, for an undisclosed amount, was signed in London. As part of the agreement, Harris Interactive will hire approximately 75 MRSL employees and will also take on their offices in Oxford, North London and Newport, South Wales. MRSL is expected to add approximately $8.6 million ((pound)6 million) to Harris Interactive revenues for the fiscal year 2002 which started July 1, 2001.

"We've been working closely with MRSL for a number of years now and have always been very impressed with the work that they do," stated Dr. Gordon S. Black, chairman and CEO of Harris Interactive. "The addition of MRSL's traditional research activities to Harris Interactive's Internet-based research experience will create a powerful benefit for our clients - both in the United States and in Europe."

About Market Research Solutions Limited

MRSL offers a full range of research and consulting services including strategic consulting, new product testing and market opportunity identification through its two operating divisions, Magenta and IQ+. Magenta provides full service marketing and market research consultancy to a range of customers in the UK and Europe; IQ+ specializes in high-quality data collection, analysis and project management serving customers in manufacturing, consumer services and the market research sector. MRSL has extensive experience in serving the financial, food & drink, IT/Internet/Web, leisure/travel/tourism, public service/utility and retail sectors.

                       MRSL's Management Team Strengthened

Greg Smith, currently vice president of European international development at Harris Interactive, will assume the duties of group managing director for MRSL. In addition to responsibility for Harris Interactive's online research capabilities across Europe, he will also be in charge of MRSL's day-to-day operations. Smith will report to David H. Clemm, president and COO of Harris Interactive.

A new executive committee will be formed. It will be comprised of Smith along with founder directors of MRSL: Tim Baker, managing director of Magenta, Jon Darby, managing director of group operations and Bernard Hudson, development director. Of the other founding directors, Roger Landells, current chairman and CEO, is moving to a non-executive director role and Joy Reynolds, formerly field and personnel director for MRSL, is retiring.

Under the new organizational structure, MRSL will continue to provide a full range of traditional market research and consulting services backed by their strong, high-quality, face-to-face and telephone data collection and analytics resources. MRSL clients will also have access to a new organizational platform that will be developed by Harris Interactive to provide Internet-based research services throughout the world. This new organization - based on the established Harris Interactive Service Bureau concept - will make online research capabilities available directly to its clients and through Harris Interactive's existing Global Network members in Europe. In addition to the technology platform, the European Service Bureau will be backed by Harris Interactive's own research and methodology team that has pioneered the development of the Internet as a platform for conducting market research.

Clemm said, "This acquisition is another step that will allow us to extend the strength of Harris Interactive's full spectrum of experience, including Internet-based research ability, across a much larger set of clients in the United States and Europe. Internet-based research is an enabling technology that will enhance the quality of research. MRSL provides the ideal base from which to grow our European business, in concert with our existing Global Network members, in the region."

Commenting on the acquisition, Roger Landells, chairman and CEO of MRSL said, "Harris Interactive is in a race to expand its capabilities to conduct international research in multiple languages at unparalleled speed and quality. We are pleased to join our colleagues at Harris Interactive in their efforts to transform the world of market research by providing this new service to our clients in Europe and beyond."


                      New MRSL Board of Directors Announced

David Clemm, will become chairman of a new board of directors for MRSL. He will be joined by Greg Smith, currently vice president of International development for Harris Interactive, David Vaden, vice president of corporate finance for Harris Interactive, and Roger Landells, who will become a non-executive director, and be retained as a consultant to both MRSL and Harris Interactive.

At the same time, Professor Martin Callingham, visiting professor at Birkbeck College, University of London, and formerly group market research director for Whitbread plc., continues as a non-executive director of MRSL.

"We will benefit greatly from the caliber and experience that both Martin and Roger will bring to our business," added Gordon Black. "Both are extremely well-regarded in the European market and, together with the management team of this latest acquisition, make a highly potent combination which will benefit our customers and shareholders alike."

                                       ###


About Harris Interactive
Harris Interactive (Nasdaq: HPOL), is a worldwide market research, polling and consulting firm. It is best known for The Harris Poll and its pioneering use of the Internet to conduct scientifically accurate market research. The Harris Interactive Internet-based forecasts for the 2000 election were the most accurate in the history of the polling industry. With expertise in pharmaceutical, health care, automotive, finance, ecommerce, technology, consumer packaged goods and other markets, the firm has spent 45 years providing its clients with custom, multi-client and service bureau research. Through its U.S. and Global Network offices, Harris Interactive conducts international research in multiple, localized languages. Harris Interactive currently maintains a database of more than 7 million online panelists - the largest of its kind. For more information about Harris Interactive, please visit the Company's website at www.harrisinteractive.com. EOE M/F/D/V

Harris InteractiveSM is a worldwide service mark of Harris Interactive Inc. but used in Europe with the permission of Taylor Nelson Sofres.

About Market Research Solutions Ltd.

Since its formation in 1993 as a buy-out from AC Nielsen, MRSL has grown successfully in the UK creating a sizable business with a strong reputation for high quality and reliable data gathering and custom research. Its UK turnover is now over (pound)6 million ($8.6m) and it has many long-term clients in the consumer packaged goods and services markets. It is organized into two commercial divisions - Magenta and IQ+. Magenta provides full service market and marketing research consultancy to a wide range of UK and European based clients, mainly from the consumer packaged goods, consumer services, marketing communications and media industries. In addition, Magenta has started to develop business in the new media and ecommerce fields in the UK. IQ+ specializes in high quality data collection, qualitative recruitment, data preparation, analysis and delivery. Its clients range from manufacturing and marketing companies, UK public bodies and organizations as well as other market research agencies. An operations division comprising CATI phone centers, a face-to-face fieldwork organization, production, data preparation and processing departments, supports both divisions. MRSL is quality accredited under BS7911 by the MRQSA and formally accredited under the Investors in People (IIP) scheme. For more information about the Company, please visit its website at www.mrsl.co.uk. EOE M/F/D/V.

Press Contacts:

Nancy Wong                      Greg Smith
Harris Interactive              Harris Interactive
716-214-7316                    +44 (0) 1865 788050
nwong@harrisinteractive.com     gsmith@harrisinteractive.com


Safe Harbor Statement
   This media release includes statements that may constitute forward-looking information. We caution you that these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Additional detailed information concerning a number of factors that could cause actual results to differ is readily available in the "Risk Factors" section of the most recent Annual Report on form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                   Harris Interactive/MRSL/Total Research Q&A

                                August 14th, 2001

                                      Final

     1. What has been announced today?
Harris Interactive Inc. (Nasdaq: HPOL) has announced that its subsidiary, Harris Interactive International Inc. has acquired Market Research Solutions Limited, a privately-owned UK full service market research company.


     2. Who is Harris Interactive - what do they do?
Harris Interactive is one of the world's fastest growing market research companies, which, in addition to its consultative traditional research capabilities, has become the leading provider of Internet-based methodologies. The company has strong presence in several fast-growing industries including healthcare, pharmaceuticals and information technology.


     3. How many employees does Harris Interactive have? Where are they located? Harris Interactive has approximately 650 full-time and 230 part time employees. The company's headquarters is in Rochester, New York. The company has offices in New York, New York; Norwalk, Connecticut; Arlington, Virginia; Claremont, California; Chicago, Illinois; Oxford, UK; and Tokyo, Japan. In addition, Harris Interactive has phone center operations in Rochester, NY and Youngstown, Ohio.


     4. Will the headquarters of MRSL change?
No, MRSL's headquarters will remain in Oxford, UK.


     5. What does MRSL do?
MRSL is a well-established UK market research company. It is organised into two commercial divisions - Magenta and IQ+.

Magenta provides full service market and marketing research consultancy to a wide range of UK and European based clients, mainly from the consumer packaged goods, consumer services, marketing communications and media industries. In addition, Magenta has started to develop business in the new media and ecommerce fields in the UK.

IQ+ specialises in high quality data collection, qualitative recruitment, data preparation, analysis and delivery. Its clients range from manufacturing and marketing companies, UK public bodies and organizations as well as other market research agencies.

An operations division comprising CATI phone centres, a face-to-face fieldwork organisation, production, data preparation and processing departments, supports both divisions.

MRSL is quality accredited under BS7911 by the MRQSA and accredited under the Investors in People (IIP) scheme.

     6. How many employees does MRSL have? Where are they located?
MRSL has approximately 75 full and part time employees. The company's headquarters is in Oxford, UK. The company also has offices in North London and Newport, South Wales. In addition to its CATI centres, MRSL provides face-to-face data collection through a national field force of 800 interviewers, including a team of qualitative research recruiters.

     7.  What are the benefits of MRSL joining Harris Interactive?
The acquisition of MRSL by Harris Interactive marks a new chapter in both companies' lives. Since its formation in 1993 as a buy-out from AC Nielsen, MRSL has grown successfully in the UK creating a sizable business with a strong reputation for high quality and reliable data gathering and custom research. Its UK turnover is now over (pound)6 million ($8.6 million US dollars) and it has many long term clients in the consumer packaged goods and services markets.

The joining of the two companies will mean that MRSL will be able to quickly adopt Harris Interactive's unique Internet-based methodologies and technology, and apply this to their existing business base. MRSL will also benefit from the new markets and industries that Harris Interactive will open up for them, as well as an increasingly international presence.

In addition, the combination of MRSL's strong consultative and analytic abilities - particularly in its Magenta division - and Harris Interactive's own proprietary tools and research capabilities, will make a most powerful offering for its clients.

     8. How will MRSL be managed?
The MRSL executive leadership will consist of Greg Smith (Vice President, International Development, Harris Interactive) who has been appointed Group Managing Director, Tim Baker (MD - Magenta), Jon Darby (MD - Group Operations) and Bernard Hudson (Development Director). Greg Smith will also take on day-to-day responsibility for MRSL's field and tab service bureau business, IQ+.

A new Board of Directors for the company will be formed. The chairman will be David Clemm (currently Harris Interactive's president and chief operating officer). He will be joined by David Vaden (currently Harris Interactive vice president of corporate finance), who will also become corporate secretary, and Greg Smith who will become group managing director. In addition, Roger Landells, MRSL's former CEO, and Professor Martin Callingham will be appointed non-Executive Directors for the company.

     9. What should I tell my clients and when may I tell them?
Many of our clients can be expected to ask us questions about what's going on and how it might impact their relationship with either (or both) company. We recommend that each client be immediately personally briefed on this development so that they are not hearing it from another source. Above all, assure them that this is a win-win situation. They will continue to work with the same research teams who have previously managed their account, and going forward they will have access to the combined resources and benefits of both companies. An announcement will be mailed immediately to all MRSL clients to let them know about the benefits of our new organisation.

     10. What will happen to the MRSL name?
Market Research Solutions Limited has become a wholly owned subsidiary of Harris Interactive International Inc., and will continue to operate, for the time being, using its existing name, and those of its operating divisions.

     11. What impact does this have on the Harris Interactive Global Network? MRSL has been a member of the Harris Interactive Global Network and will continue to be a part of that network for work in the UK. We expect that MRSL will continue to work with other Global Network Members in Europe and around the world to provide UK based clients with the local market knowledge that is so critical for excellent global research.

Ultimately, it will also mean that Harris Interactive's unique product offerings and Internet capabilities will be able to be delivered to our European Global Network members from a base within the UK. This proximity will allow Harris Interactive, and the European members of the Global Network, to build more easily general and special panels of cooperative respondents across Europe. This should expand and develop businesses for both the Global Network members and Harris Interactive in the world's largest research market.

     12. What will happen to my MRSL benefits?
There are no plans in place to change benefit packages; MRSL employee's contracts and terms remain unchanged. All obligations under the transfer of undertakings are recognised.

     13. Will there be reorganisation at MRSL?
Today, we have announced the senior management of the new company. In the coming days, we will be evaluating our structure and resources as well as beginning the planning for the integration and installation of new technologies and processes. If there are areas of our business that will benefit from reorganisation, this will happen. Our commitment to you, though, is ongoing communication.

     14. What will happen to proprietary products of MRSL and Harris
         Interactive?
Proprietary product offerings will now have the benefit of being accessed across a much larger client base. When, and if, similar offerings are determined to exist, we will decide whether to consolidate them or keep them independent. At this point, no such decisions have been made.

     15. Will there be changes in how MRSL conducts business after the transition?
As with any combination, changes can certainly be expected. We will be looking to assess and quickly adopt the best practices from both companies into the way that we do business going forward. In the short term, we would ask that you remain focused on the job at hand, and understand that any changes that do occur in the future will only be with the intention of creating the strongest and most successful organisation possible.

     16. Is MRSL's technology compatible with Harris Interactive's technology? Harris Interactive has invested almost $50 million in developing its Internet technology, infrastructure, and database. One aspect of the transition planning will be to assess various elements of technology and see what should be deployed in MRSL to increase our combined competitive positioning. We know that there are already areas of commonality in software and hardware and, as a Global Network Member, MRSL has already had the benefit of working with Harris Interactive's Service Bureau and some training in Internet research methodology and systems.

     17. Harris Interactive recently announced a merger with Total Research. What does this mean?
Harris Interactive and Total Research Corporation have announced a definitive merger agreement. The merger, which is conditioned on, among other things, approval by the shareholders of both companies, is expected to be finalised by the end of calendar year 2001.

Following the merger, Total Research will become a wholly owned subsidiary of Harris Interactive and, initially, will continue to operate under its existing name in the United States and Europe. The combined company will have approximately 1,000 full-time employees, and its stock will trade under the Nasdaq symbol HPOL. The combined firm is expected to become one of the top 20 market research firms in the world.

     18. What does Total Research UK do?
Total Research's UK operation is comprised of several businesses. The first is a full service market research operation specializing in international B2B research with industry expertise in financial services, industrial/manufacturing and oil/petrochemicals. This operation, like their US counterpart, is known for their strong analytical skills and business insights.

A second business, Total-Romtec, specializes in conducting market research in IT and Telecommunications. Their staff comprises industry specialists with strong industry experience coupled with well-developed market research expertise.

Total-Romtec conducts both primary and secondary research, and is foremost in Europe in developing industry specific panels and databases.

Research Europe, the third business, is a data collection business that conducts both qualitative and quantitative research throughout Europe, South American and the English speaking Asia Pacific. The center has 180 CATI stations plus 30 qualitative interviewers and 28 full time staff.

     19. What are the benefits of the future combination of Harris Interactive and Total Research?
The transaction will unite two of the world's fastest growing market research companies and provide a platform to offer the full spectrum of Harris Interactive's market research capabilities including Internet-based methodologies to Total Research's blue-chip customer base. The two companies expect to report approximately $115 million in combined revenues for their 2001 fiscal years, both ended on June 30th, which can be expected to place us in the top 20 on the Honomichl list of the top market research firms in the world.

The combined company will have a strong presence in several fast-growing industries including healthcare, pharmaceuticals, and information technology. The combined company will also have one of the industry's largest customer loyalty and retention practices.

International research is also a major opportunity for growth for the combined company. Together, North America, Europe and Japan represent about 90% of the worldwide research revenues. A prime initiative will be to expand its international markets by building databases of cooperative research panels in Europe and Japan. Total Research has already built a European base of operations that will account for more than $22 million of their most recent fiscal year revenues.

     20. So what does this mean for MRSL and Total Research's UK operations?
In short, lots of opportunities! There are tremendous synergies between Total's UK business and MRSL. The business mix is very complimentary with few overlaps, and there are lots of opportunities for experience and resource sharing. For example, MRSL's client base is primarily in the consumer sector, whereas Total UK are predominantly in the B2B and technology markets. Obviously, there is lot to do before the merger is finalised and the management teams will start to work more closely to gain a mutual understanding of the businesses in the UK in the next few weeks.

     21. How will the synergies between MRSL and Total UK be identified, and how will they work together rather than compete?
Neither Harris Interactive nor Total Research has a detailed understanding of all the operations that the other has throughout the world. Until many questions have been answered no changes are contemplated. An Integration Committee of the new Board of Directors of Harris Interactive will oversee the collection of information and proposed actions that are under consideration. A transition team has also been established that will work with the Office of the Chairman in the US to identify opportunities that will benefit our employees and our clients.

     22. Will the European panel presently being built be capable of addressing consumer and B2B research project needs and when?
Yes, we are obviously already actively building databases and developing alliances with complimentary panels to expand our capacity to conduct Internet-based market research across Europe. Having a large consumer panel enables the development of stronger B2B and specialized panels. This is an ongoing activity with some panels already available.

     23. How is it envisioned that MRSL and Total's UK operations will be combined in order to provide the best offerings to clients?

Al Angrisani, president and CEO of Total Research, will be working with Total Research Europe senior management and David Clemm will be working with MRSL senior management to define the potential opportunities that will be pursued by the respective organizations. It is expected that MRSL will continue to focus on consumer research and that Total Research will continue to focus on the B2B market. Both will accelerate efforts to identify opportunities to utilize the Internet platform for conducting research.

     24. With the just announced potential Harris Interactive/Total Research merger, why was it considered necessary to acquire another company in the UK?
The acquisition of MRSL increases Harris Interactive's presence in Europe at a critical time in the firm's push to create a major large-scale multi-national Internet platform in Europe. The combination of the three organizations, when approved, will place Harris Interactive among the top 12 custom market research agencies in one of Europe's largest markets. With time of the essence in Internet space, waiting until the Harris Interactive/Total Research merger was complete to further orchestrate the building of this Internet platform for Europe would hold up our expansion for a number of months during a very critical period. In addition, the client base and research capabilities of MRSL and Total Research UK are complimentary rather than competitive (see Q23). While the decision to acquire each was decided and justified independently the combined companies will provide a stronger base than either company alone

     25. Why wasn't information about the MRSL acquisition given during the recent Harris Interactive/Total Research employee conference call?
We were precluded from providing any information about the pending acquisition due to legal limitations which occur preceding and during such a process.

     26. How will changes be communicated throughout the transition?
Changes that need to be communicated across the company will come to all employees via email and traditional communication methods. From time-to-time we may also utilise company wide meetings and conference calls for briefings and to allow for Q&A.

     27. How can I find out more about Harris Interactive?
Go to : http://www.harrisinteractive.com/

     28. How can I find out more about MRSL?
Go to: http://www.mrsl.co.uk/


     29. How can I find out more about Total Research?
Go to: http://www.totalresearch.com/


     30. To whom should we refer questions that come from individuals outside the companies?
If reporters or anyone who is not a client contacts you concerning this merger, you are not authorised to make any statements. Please refer all such calls immediately to:

IN THE US: Jeff Glauber at Harris Interactive +1 716 214 7739

IN THE UK: Greg Smith +44 (0) 1865 788050

     31. How can I get answers to any other questions that I may have?
Most of the issues that we can address based on legal limitations have been covered in this Q&A. However, if you would like to ask a question, please email gsmith@harrisinteractive.com orjglauber@harrisinteractive.com



Note: Harris InteractiveSM is a worldwide service mark of Harris Interactive Inc. but used in Europe with the permission of Taylor Nelson Sofres.

Forward-Looking Information:
The foregoing written communication contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. These statements are not guarantees of future results or performances. Actual results may vary materially from the expectations expressed in the forward-looking statements. The forward-looking statements include statements addressing future financial and operating results; the benefits of the Market Research Solutions Limited ("MRSL") acquisition by Harris Interactive; and the timing and benefits of the Harris Interactive and Total Research merger. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the ability of Harris Interactive to successfully integrate MRSL's business and operations and the successful completion of the Harris Interactive and Total Research merger. Factors that could affect the successful completion of the Harris Interactive and Total Research merger include, among other things, obtaining necessary governmental approvals for the merger; failure of the Harris Interactive stockholders to approve the issuance of shares of Harris Interactive common stock in connection with the merger; failure of the Total Research stockholders to approve the merger; the risk that the businesses of Harris Interactive and Total Research will not be integrated successfully; and other economic, business, competitive and/or regulatory factors affecting Harris Interactive's and Total Research's businesses generally. Detailed information about factors pertinent to the business of each of Harris Interactive and Total Research that could cause actual results to differ is set forth in Harris Interactive's and Total Research's filings with the Securities and Exchange Commission ("Commission") including Harris Interactive's and Total Research's Annual Reports on Form 10-K for the fiscal year ended June 30, 2000 and their most recent Quarterly Reports on Form 10-Q. Harris Interactive and Total Research are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information about the Merger Transaction and Where to Find it
Harris Interactive and Total Research will file a joint proxy statement/prospectus with the Commission in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/ PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE COMMISSION, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other documents filed by Harris Interactive and Total Research at the Commission's web site at www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained free of charge from Harris Interactive or from Total Research by directing such request to Harris Interactive, Inc., 135 Corporate Woods, Rochester, New York 14623, tel: (716) 272-8400; or to Total Research Corporation, 5 Independence Way, Princeton, New Jersey 08543-5305, tel: (609) 520-9100.

Participants in the Solicitation
Harris Interactive, Total Research and certain of their respective directors, executive officers and other members of their management and employees may be considered to be soliciting proxies from their respective stockholders in favor of the merger. Information concerning persons who may be considered participants in the solicitation of Harris Interactive's stockholders under the rules of the Commission is set forth in the Proxy Statement for the 2000 Annual Meeting of Harris Interactive filed by Harris Interactive with the Commission on September 27, 2000, and information concerning persons who may be considered participants in the solicitation of Total Research's stockholders under the rules of the Commission is set forth in the Proxy Statement for the 2000 Annual Meeting of Total Research filed by Total Research with the Commission on October 27, 2000. Updated information concerning these persons will be available in the joint proxy statement/prospectus.

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